UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 9, 2002


                                   P-COM, INC
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             (Exact name of registrant as specified in its charter)


         Delaware                        0-25356                 77-0289371
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(State or other jurisdiction           (Commission            (IRS Employer
        of incorporation)              File Number)          Identification No.)


3175 S. Winchester Boulevard, Campbell, CA                             95008
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (408) 866-3666
                                                    ----------------------------



                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On September 10, 2002, Telaxis Communications Corporation and P-Com, Inc. issued a joint press release announcing that they had entered into an Agreement and Plan of Merger, dated as of September 9, 2002, by and among P-Com, XT Corporation, a Massachusetts corporation and wholly owned subsidiary of P-Com, and Telaxis. Pursuant to the terms of the merger agreement, XT Corporation will be merged with and into Telaxis.

         In connection with the merger, each outstanding share of Telaxis common stock will be converted into the right to receive 1.117 shares of P-Com common stock. The exchange ratio will not be adjusted for changes in the price of either Telaxis common stock or P-Com common stock. Each outstanding option and warrant to purchase shares of Telaxis common stock will be assumed by P-Com and converted into an option or warrant, as the case may be, to purchase shares of P-Com common stock. The exercise price and number of shares obtainable upon exercise of each such option or warrant will be adjusted based on the exchange ratio. Each of Telaxis and P-Com has received a fairness opinion from its financial advisor in connection with the proposed merger.

         The consummation of the merger is contingent upon approval by the stockholders of Telaxis of the merger and the merger agreement, approval by the stockholders of P-Com of the issuance of shares of P-Com common stock in the merger, regulatory approvals, and the satisfaction of other closing conditions set forth in the merger agreement. The merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. It is anticipated that, assuming all conditions to the merger are satisfied, the merger will occur during the fourth calendar quarter of 2002.

         Following the merger, the combined company will have a new name and ticker symbol. John L. Youngblood, President and Chief Executive Officer of Telaxis, will serve as President and Chief Executive Officer of the combined company. George Roberts, P-Com Chairman of the Board and Chief Executive Officer, will be Chairman of the Board of the combined company. Leighton Stephenson, P-Com Chief Financial Officer, will serve as Chief Financial Officer of the combined company. The board of directors of the combined company will have seven members, consisting of four directors from P-Com's current board and three directors from Telaxis' current board.

         The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the merger agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference. A copy of the joint press release is filed as Exhibit 99.1 and is incorporated by reference.

Item 7.  Exhibits.

  Number      Title
  ------      -----

   2.1 Agreement and Plan of Merger, dated as of September 9, 2002, by and among P-Com, Inc., XT Corporation, and Telaxis Communications Corporation

  99.1       Joint Press Release, dated September 10, 2002.



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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       P-COM, INC.


Dated: September 12, 2002              By:  /s/ GEORGE  P. ROBERTS
                                            ------------------------------------
                                            George P. Roberts
                                            Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K


  Number      Title
  ------      -----

   2.1 Agreement and Plan of Merger, dated as of September 9, 2002, by and among P-Com, Inc., XT Corporation, and Telaxis Communications Corporation

  99.1       Joint Press Release, dated September 10, 2002.




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